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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-20029-01, No. 333-49079 and No. 333-70943) and
on Form S-8 (No. 33-70878, No. 33-94350, No. 333-05737, No. 333-20029-02, No.
333-24577, No. 333-37733, and No. 333-70933) of Watson Pharmaceuticals, Inc. of our report dated February 4, 2000 relating to the financial statements, which appears in this Form 10-K.


/s/ PRICEWATERHOUSECOOPERS  LLP


Los Angeles, California
March 29, 2000